UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2005

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-27644

Delaware	94-3140772
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(972) 581-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Independent Auditors’ Report dated June 21, 2005 and the following audited financial statements of MEDIA DVX, INC. are included herein:

i)	Independent Auditor’s Report

ii)	Balance Sheets as of December 31, 2004 and 2003

iii)	Statements of Operations for the two years ended December 31, 2004

iv)	Statements of Divisional Equity for the two years ended December 31, 2004

v)	Statements of Cash Flows for the two years ended December 31, 2004

(b)	Pro Forma Financial Information.

The following pro forma financial statements of the Company are included herein:

i)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004

ii)	Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.

Dated: June 30, 2005	By:	/s/ Omar A. Choucair
	Name:	Omar A. Choucair
	Title:	Chief Financial Officer

MEDIA DVX, INC.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

MEDIA DVX, INC.:

We have audited the accompanying balance sheets of MEDIA DVX, INC. (the “Company”), as of December 31, 2004 and 2003, and the related statements of operations, divisional equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEDIA DVX, INC. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Dallas, Texas

June 21, 2005

MEDIA DVX, INC.

BALANCE SHEETS

(In thousands)

	As of December 31,
	2004	2003
Assets
CURRENT ASSETS:
Accounts receivable	$385	$304

Total current assets	385	304

Property and equipment, net	6,975	9,107
Goodwill	10,680	10,680
Other assets	802	806

TOTAL ASSETS	$18,842	$20,897

Liabilities and Divisional Equity
LIABILITIES:
Accounts payable	$34	$27
Accrued liabilities	320	85

TOTAL LIABILITIES	354	112

DIVISIONAL EQUITY	18,488	20,785

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$18,842	$20,897

The accompanying notes are an integral part of these financial statements.

MEDIA DVX, INC.

STATEMENTS OF OPERATIONS

(In thousands)

	Year ended December 31,
	2004	2003
Revenue:	$1,362	$945

Cost of revenues	638	278

	724	667
Operating expenses:
Sales and marketing	1,106	1,420
Research and development	1,995	2,278
General and administrative	1,338	1,667
Depreciation and amortization	2,442	2,263

Total operating expenses	6,881	7,628

Loss from operations	(6,157)	(6,961)
Other expense – loss on disposal	—	53

Net loss	$(6,157)	$(7,014)

The accompanying notes are an integral part of these financial statements.

MEDIA DVX, INC.

STATEMENTS OF DIVISIONAL EQUITY

(In thousands)

Total Divisional Equity
Balance at December 31, 2002 (Unaudited)	$21,980

Intercompany Activity, net	5,819
Net loss	(7,014)

Balance at December 31, 2003	$20,785

Intercompany Activity, net	3,860
Net loss	(6,157)

Balance at December 31, 2004	$18,488

The accompanying notes are an integral part of these financial statements.

MEDIA DVX, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	Years ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(6,157)	$(7,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,442	2,263
Loss on disposal of property and equipment	—	53
Changes in operating assets and liabilities:
Accounts receivable	(81)	(219)
Other assets	5	492
Accounts payable and accrued liabilities	242	(157)

Net cash used in operating activities	(3,549)	(4,582)

Cash flows from investing activities:
Purchases of property and equipment	(311)	(1,237)

Net cash used in investing activities	(311)	(1,237)

Cash flows from financing activities:
Intercompany activity	3,860	5,819

Net cash provided by financing activities	3,860	5,819

Net decrease in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

MEDIA DVX, INC.

NOTES TO THE FINANCIAL STATEMENTS

1. Basis of Presentation:

MEDIA DVX, INC. (the “Company” or “Media DVX”), formerly a subsidiary of StarNet, L.P. (“StarNet”), was acquired by Digital Generation Systems, Inc. (“DGS”) on April 15, 2005 for approximately $10 million. Total consideration paid for the assets of Media DVX included a $6.5 million promissory note to the seller, $1.5 million in cash and the issuance of approximately $2.0 million of DGS common stock. The consideration paid by DGS was determined pursuant to arms-length negotiations between DGS and StarNet.

Based in West Chester, Pennsylvania, the Company’s core services are the distribution of program and/or advertising content to broadcast television stations, networks and cable systems throughout the country utilizing conventional and electronic duplication technology. The Company also maintains a strategic partnership with Pathfire, Inc., which operates a separate distribution network for news, syndicated programming and short form video that Media DVX uses to extend its existing server network. The Company currently distributes product to broadcast television stations, networks and cable systems across the United States.

The accompanying financial statements have been prepared by the Company’s management on a carve-out basis and reflect the historical position, results of operations and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America. In addition, certain amounts in the financial statements have been allocated to the Company from StarNet in order to depict the financial position, results of operations and cash flows of the Company on a stand-alone basis. See Note 7 for additional discussion of intercompany allocations.

2. Summary of Significant Accounting Policies:

Allowance for Doubtful Accounts and Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of accounts receivable. The Company’s receivables are principally from advertising agencies, post production houses and dub and ship houses. The Company performs ongoing credit evaluations of its customers, generally does not require collateral from its customers and maintains a reserve for potential credit losses. The Company’s revenues are not contingent on its customers’ sales or collections. However, the timing of collections from its customers is affected by the billing cycle in which the customer bills its end-users (the customers’ clients).

The Company maintains an allowance for doubtful accounts related to trade accounts receivable, when necessary. The allowance is an estimate prepared by management based on identification of the collectibility of specific accounts and the overall condition of the receivable portfolio. The Company specifically analyzes trade receivables, historical bad debts, customer credits, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. Management determined that no allowance for doubtful accounts was necessary at December 31, 2004 and 2003.

During the years ended December 31, 2004 and 2003, the Company had five customers that individually accounted for 10% or more of the Company’s total revenue.

	2004	2003
Customer A	28%	21%
Customer B	20%	38%
Customer C	16%	12%
Customer D	—	11%
Customer E	10%	—

MEDIA DVX, INC.

NOTES TO THE FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of assets using the straight-line method. Estimated useful lives generally range from five to seven years for network equipment, and three to five years for office equipment and furniture.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill

On May 31, 2001, StarNet completed its acquisition of the Company, which was accounted for under the purchase method of accounting. The total purchase price of $1.2 million was paid in cash. The purchase price was allocated to short-term debt ($9.8 million) and no other tangible or intangible assets were acquired. The excess of purchase price over fair value of net assets acquired of $11.0 million was allocated to goodwill and was being amortized over a 20-year period during the year ended December 31, 2001. For the year ended December 31, 2002, goodwill amortization was discontinued in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Adoption of SFAS No. 142 had no other impact to the Company’s financial statements.

Goodwill, which represents the excess of purchase price over the fair value of net identifiable assets acquired, is assessed annually for recoverability based on its estimated fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for doubtful accounts, long-lived assets, goodwill and income taxes. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition

The Company’s services revenue from distribution of video advertising content is billed based on a rate per delivery, and the Company recognizes revenue for these services upon notification of successful delivery of the content to broadcast television stations, networks and cable systems.

MEDIA DVX, INC.

NOTES TO THE FINANCIAL STATEMENTS

3. Property and Equipment:

Property and equipment as of December 31, 2004 and 2003 are summarized as follows (in thousands):

	2004	2003
Machinery and equipment	$11,521	$11,343
Computer equipment	582	471
Furniture & Fixtures	9	9
Licenses & Software	560	539

	12,672	12,362
Less: accumulated depreciation and amortization	(5,697)	(3,255)

	$6,975	$9,107

4. Accrued Liabilities:

Accrued liabilities consist of the following (in thousands):

	December 31,
	2004	2003
Accrued expenses	$260	$55
Employee compensation	60	30

	$320	$85

5. Employee Benefit Plan:

StarNet has a 401(k) retirement plan for full-time employees. Employees who are at least 21 years of age are eligible to participate in the plan. Employees may contribute up to 15% of gross pay, not to exceed $13,000 for 2004 ($16,000 if age 50 or older). The employer matches contributions dollar for dollar up to 5% of eligible compensation, up to a maximum match of $8,000 per participant per year. Participants vest in the employer-matched portion of their contributions based on years of service. A participant is 100% vested after six years of credited service. StarNet made contributions to the plan on behalf of the employees of the Company totaling (in thousands) $76 and $64 in 2004 and 2003, respectively.

6. Income Taxes

There was no income tax benefit in 2003 or 2004 due to the existence a full valuation allowance for related deferred tax assets.

Components of deferred taxes at December 31, 2004 and 2003 are as follows (in thousands):

	2004	2003
Federal net operating loss carryforwards	$8,085	$6,243
State net operating loss carryforwards	1,185	856

Total gross deferred tax assets	9,270	7,099
Accelerated depreciation taken for tax purposes	(550)	(760)

Net deferred tax assets	8,720	6,339
Less valuation allowance	(8,720)	(6,339)

Net deferred tax assets after valuation allowance	$—	$—

Federal net operating loss carryforwards of approximately $20 million will expire on various dates from 2018 to 2021. Utilization of these carryforwards may be annually limited, as defined by the Internal Revenue Code due to the Company’s change in ownership which occurred in May 2001.

MEDIA DVX, INC.

NOTES TO THE FINANCIAL STATEMENTS

A valuation allowance has been recorded for the entire net deferred tax asset as a result of uncertainties regarding the realization of the asset including the limited operating history of the Company and the lack of profitability to date.

7. Related Party Transactions:

The Company used, and was charged directly for certain services that StarNet provides to its business units, primarily, personnel costs of the sales department and certain telecom costs used to operate the digital distribution network. Since these costs benefit the Company only, they are charged directly to the Company. No other StarNet entity pays a portion of these costs. Direct charges totaled $1.6 million and $2.1 million for the years ended December 31, 2004 and 2003, respectively.

StarNet has allocated costs of its corporate services to the Company. These services include, among others, information systems support, human resources, facilities, finance, tax and legal fees, and executive management. The accompanying financial statements include an allocation of corporate expenses of approximately $3.5 million for each of the years ended December 31, 2004 and 2003. Payroll-related costs have been allocated to the Company based on estimates, by employee, of time work on projects and tasks benefiting the Company. All other expenditures have been allocated to the Company based on usage or estimates of benefits.

All of the charges described above have been included as costs of the Company’s operations in the financial statements. The Company’s management believes that it is possible that the terms of these transactions may differ from those that would result from transactions among third parties. Such allocations are not necessarily indicative of actual results.

8. Commitments and Contingencies

As of December 31, 2004, the Company has non-cancelable future minimum royalty payment commitments with Pathfire, Inc. as follows (in thousands):

2005	$100
2006	950

Total	1,050

9. Subsequent Event

Substantially all the assets of the Company were acquired by DGS on April 15, 2005 for approximately $10 million. Total consideration paid for the assets of the Company included a $6.5 million promissory note to the seller, $1.5 million in cash and the issuance of approximately $2.0 million of DGS common stock. The consideration paid by DGS was determined pursuant to arms-length negotiations between DGS and StarNet.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

Effective April 15, 2005, Digital Generation Systems, Inc. (“DGS”) purchased substantially all of the assets of Media DVX, Inc. (“Media DVX”), a division of StarNet, L.P. (“StarNet”). Pursuant to the Asset Purchase Agreement between DGS and StarNet, DGS paid approximately $10.0 million to StarNet as consideration for the assets of Media DVX. The consideration paid included a $6.5 million promissory note to StarNet, $1.5 million in cash, and the issuance of approximately $2.0 million of DGS common stock. The cash payment was comprised entirely of DGS’ cash reserves. The purchase price was allocated based on the current estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, which may be revised at a later date. The excess of the purchase price over the net assets acquired was allocated to Goodwill as of April 15, 2005. Goodwill created as a result of the acquisition totaled $2.8 million.

The combined company unaudited pro forma consolidated statements of operations give effect to the purchase as if the transaction had occurred on January 1, 2004. The combined company unaudited pro forma condensed consolidated statements of operations do not purport to represent what the results of operations actually would have been if the purchase had occurred as of such date, or what such results will be for any future periods.

The combined company unaudited pro forma consolidated statements of operations are derived from the historical financial statements of DGS and Media DVX and the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on preliminary estimates and assumptions that DGS and Media DVX believe are reasonable under the circumstances. The combined company unaudited pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes thereto of DGS and Media DVX. The combined company unaudited pro forma consolidated statements of operations do not reflect any cost savings or other economic efficiencies which will result from the purchase.

UNAUDITED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2004

(In thousands)

	Digital Generation Systems, Inc. (Historical) December 31, 2004	Media DVX, Inc. - (Historical) December 31, 2004	Adjustments		Total Pro Forma as Adjusted as of December 31, 2004
CURRENT ASSETS:
Cash and cash equivalents	$8,059	$—	$(1,500	)(4)	$6,559
Accounts receivable, net	12,559	385	(385	)(1)	12,559
Inventory	1,475	—	—		1,475
Deferred income taxes	3,396	—	—		3,396
Other current assets	987	—	—		987

Total current assets	26,476	385	(1,885)		24,976

Property and equipment, net	12,453	6,975	—	(6)	19,428
Goodwill, net	34,974	10,680	(7,855	)(1),(7)	37,799
Deferred income taxes	14,578	—	—		14,578
Intangible and other assets, net	19,036	802	(602	)(1),(2)	19,236

TOTAL ASSETS	$107,517	$18,842	$(10,342)		$116,017

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$3,280	$34	$(34	)(1)	$3,280
Accrued liabilities	3,718	320	(320	)(1)	3,718
Deferred revenue	1,965	—	—		1,965
Current portion of long-term debt and capital leases	9,656	—	—		9,656

Total current liabilities	18,619	354	(354)		18,619

Deferred revenue	729	—	—		729
Long-term debt	8,737	—	6,500	(3)	15,237

TOTAL LIABILITIES	28,085	354	6,146		34,585

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value—	73	—	2	(5)	75
Additional paid-in capital	269,232	—	1,998	(5)	271,230
Accumulated deficit	(189,178)	18,488	(18,488	)(1)	(189,178)
Treasury stock, at cost	(695)	—	—		(695)

TOTAL STOCKHOLDERS’ EQUITY	79,432	18,488	(16,488)		81,432

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,517	$18,842	$(10,342)		$116,017

Notes:

(1)	Eliminates the items on Media DVX’s historical financial statements that were not purchased.
(2)	Reflects preliminary allocation of $0.2 million of the purchase price to acquired intangible assets.
(3)	Reflects the impact of issuance of a $6.5 million promissory note used to finance the acquisition.
(4)	Represents the cash portion of purchase price.
(5)	Reflects stock issued as part of the purchase price.
(6)	No adjustment to the historical Media DVX balance sheet is required as the book value approximates the preliminary fair value of the assets acquired.
(7)	Amounts represent preliminary allocation of the purchase price as follows:

Net Purchase Price	$10,000
Net Assets acquired	(6,975)
Acquired Intangibles	(200)

Goodwill	2,825

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands)

	Digital Generation Systems, Inc. (Historical)	Media DVX, Inc. - (Historical)	Adjustments		Total Pro Forma as Adjusted
Revenues:	$62,366	$1,362	$(10	)(1)	$63,718

Cost of revenues	33,355	638	(10	)(1)	33,983
Operating expenses:
Sales and marketing	4,707	1,106	—		5,813
Research and development	2,079	1,995	—		4,074
General and administrative	7,151	1,338	—		8,489
Impairment charges	9,131	—	—		9,131
Depreciation and amortization	5,797	2,442	40	(2)	8,279

Total operating expenses	28,865	6,881	40		35,786

Income (loss) from operations	146	(6,157)	(40)		(6,051)
Other expense:
Interest (income) and other expense, net	(7)	—	—		(7)
Interest expense	1,291	—	195	(3)	1,486

Net loss before income taxes	(1,138)	(6,157)	(235)		(7,530)
Provision (benefit) for income taxes	(4,342)	—	—	(4)	(4,342)

Net income (loss)	$3,204	$(6,157)	$(235)		$(3,188)

Basic net income (loss) per common share	$0.04				$(0.04)

Diluted net income (loss) per common share	$0.04				$(0.04)

Basic weighted average common shares outstanding	72,768	1,550			74,318

Diluted weighted average common shares outstanding	73,302	1,550			74,318

Notes:

(1)	Represents the elimination of intercompany sales.
(2)	Reflects the projected impact of amortization of acquired intangible assets of $0.2 million over 5 years. The calculation is as follows: $200,000/5 = $40,000
(3)	Reflects the impact of interest expense from $6.5 million promissory note issued in the acquisition; interest rate used was the rate on the note payable issued as part of the acquisition which approximated 3.00%. The calculation is as follows: $6,500,000 * 3.0% = $195,000
(4)	No income tax benefit is assumed due to uncertainties surrounding the ultimate realizability of NOL’s.